                                                                    Exhibit 99.1

CONTACT:    Leonard Carr
            Vice President

            713-783-8200
            lcarr@tidelmail.com

FOR IMMEDIATE RELEASE

                        TIDEL CHAIRMAN AND CEO RASH DIES

                         LEVENICK APPOINTED INTERIM CEO

HOUSTON,  Texas -- December  23, 2004 -- Tidel  Technologies,  Inc.  (Other OTC:
ATMS)  announced  today that James T. Rash,  its  Chairman  and Chief  Executive
Officer  since  February  1989,  died Sunday from an illness  contracted  during cancer-related  chemotherapy  treatment.  On  December  22,  2004,  the Board of
Directors  appointed Mark K. Levenick,  Chief Operating Officer of Tidel, to the
position of Interim Chief Executive Officer.

ABOUT TIDEL

Tidel Technologies, Inc. is a manufacturer of automated teller machines and cash security  equipment  designed for specialty retail  marketers.  More information
about  the  company  and  its   products   may  be  found  on  the  Internet  at
http://www.tidel.com.

PRECAUTIONARY LANGUAGE REGARDING FORWARD-LOOKING STATEMENTS

THIS  PRESS  RELEASE   CONTAINS   STATEMENTS  THAT  CONSTITUTE   FORWARD-LOOKING
STATEMENTS WITHIN THE MEANING OF SECTION 21(E) OF THE SECURITIES EXCHANGE ACT OF
1934. THE STATEMENTS ARE SUBJECT TO CERTAIN RISKS AND  UNCERTAINTIES,  INCLUDING
BUT  NOT  LIMITED  TO THE  COMPANY'S  FINANCIAL  POSITION  AND  WORKING  CAPITAL
AVAILABILITY,  ABILITY TO REPAY ITS INDEBTEDNESS, THE LEVELS OF ORDERS WHICH ARE
RECEIVED  AND  CAN  BE  SHIPPED  IN  A  QUARTER;  CUSTOMER  ORDER  PATTERNS  AND
SEASONALITY;   COSTS  OF  LABOR,   RAW   MATERIALS,   SUPPLIES  AND   EQUIPMENT;
TECHNOLOGICAL CHANGES; COMPETITION AND COMPETITIVE PRESSURES ON PRICING; CHANGES
IN THE COMPANY'S  RELATIONSHIPS  WITH CUSTOMERS OR SUPPLIERS;  ACCEPTANCE OF THE
COMPANY'S PRODUCT AND TECHNOLOGY INTRODUCTIONS IN THE MARKETPLACE; UNANTICIPATED
LITIGATION,  CLAIMS OR  ASSESSMENTS;  THE COMPANY'S  ABILITY TO REDUCE COSTS AND
EXPENSES AND IMPROVE INTERNAL OPERATING EFFICIENCIES;  THE ECONOMIC CONDITION OF
THE ATM INDUSTRY AND THE POSSIBILITY  THAT IT IS A MATURE  INDUSTRY;  THE FUTURE
TRADING  MARKET FOR THE  COMPANY'S  SECURITIES;  AND ECONOMIC  CONDITIONS IN THE
UNITED  STATES  AND  WORLDWIDE.  TIDEL  UNDERTAKES  NO DUTY TO UPDATE ANY OF THE
STATEMENTS SET FORTH IN THIS RELEASE.

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